UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2006
E ENERGY ADAMS, LLC
(Exact name of small business issuer as specified in its charter)

Nebraska (State or other jurisdiction of incorporation or organization)	333-128902 (Commission File Number)	20-2627531 (I.R.S. Employer Identification No.)
510 Main Street, P.O. Box 49, Adams, Nebraska 68301
(Address of principal executive offices)
(402) 988-4655
(Issuer’s telephone number)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Lump Sum Design-Build Agreement between E Energy Adams, LLC and Fagen, Inc.
     On August 4, 2006, we entered into a Lump Sum Design-Build Agreement with Fagen, Inc. to establish a fifty (50) million gallon per year dry grind ethanol production facility on our plant site located near the village of Adams, Nebraska. Pursuant to the Lump Sum Design-Build Agreement, the effective date is August 1, 2006. Under the terms of the Lump Sum Design-Build Agreement, we will pay Fagen, Inc. $65,826,178, subject to any mutually agreed-upon adjustments and previously paid amounts that may be treated as credits. Fagen, Inc, will design and build the plant using ICM, Inc., technology. We currently expect the construction to be completed in summer of 2007, however, there is no assurance or guarantee that construction will stay on schedule or that we will be able to commence operations at the plant by summer 2007.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 11, 2006, Donald “Bud” W. Olsson and Everett W. Larson resigned from their positions as directors on the Board of Directors of E Energy Adams, LLC. Their resignations were effective on August 11, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E ENERGY ADAMS, LLC
August 17, 2006	/s/ Jack L. Alderman
Date	Jack L. Alderman, President